                                                      January 15, 1998

SFX Entertainment, Inc.
650 Madison Avenue
New York, New York  10022
Attention: Robert F.X. Sillerman,
           Executive Chairman


Gentlemen/Ladies:

         Based upon recent discussions between The Bank of New York ("BNY"), its affiliate, BNY Capital Markets, Inc. ("BNYCMI"), Lehman Commercial Paper Inc. ("Lehman"), Goldman Sachs Credit Partners L.P. ("Goldman", and together with BNY, BNYCMI and Lehman, the "Banks"), and you, and relying upon the information which you have previously provided to the Banks

              (i) BNY is pleased to confirm its willingness to act as administrative agent and letter of credit issuer for, and (to the extent indicated below) participate in, certain proposed senior secured revolving credit and term loan facilities (the "Facilities") for SFX Entertainment, Inc. (the "Company"),

              (ii) BNYCMI is pleased to confirm its willingness to be the lead arranger of the Facilities, and

              (iii) each of Lehman and Goldman is pleased to confirm its willingness to be a co-arranger and co-documentation agent of, and (to the extent indicated below) participate in the Facilities, in each case referred to above subject to the conditions set forth in this Commitment Letter. The Facilities would be provided pursuant to a credit agreement which would contain terms, conditions of lending, funding and yield protections, representations and warranties, covenants, events of default and other provisions customary for facilities of this size, type and purpose, including, without limitation, the terms and conditions set forth on the Summary of Principal Terms and Conditions attached hereto (the "Term Sheet"). This Commitment Letter, the fee letter, dated the date hereof, from BNY to the Company (the "BNY Fee Letter"), the fee letter, dated the date hereof, from BNYCMI, Lehman and Goldman (the "Arrangers") to the Company (the "Arranger Fee Letter"), and the Term Sheet are sometimes hereinafter referred to collectively as the "Commitment Documents". Capitalized terms used herein which are not herein defined shall have the meanings set forth in the Term Sheet.

         BNY agrees that it is willing to participate in the Facilities, on a pro rata basis, to the extent of $210,000,000. Lehman agrees that it is willing to participate in the Facilities, on a pro rata basis, to the extent of $70,000,000. Goldman agrees that it is willing to participate in the Facilities, on a pro rata basis, to the extent of $70,000,000.

         The increase in the Revolver which may, upon the terms and conditions set forth in the Term Sheet, occur prior to the Closing Date is expressly conditioned upon an oversubscription of the Facilities that shall cause each Arranger's final allocated commitment to be at or below the target retention level therefor set by such Arranger. The increase in the Term Loan which may, upon the terms and conditions set forth in the Term Sheet, occur prior to the Closing Date shall be at the option of the Administrative Agent in the event that the Administrative Agent shall determine that the Revolver shall have been undersubscribed in the pre-closing syndication of the Facilities.

         The Company has requested that the Arrangers syndicate the Facilities, and the Arrangers are pleased to confirm their willingness to do so.

         BNY's willingness to act as administrative agent and letter of credit issuer for, and (to the extent indicated above) participate in, and the willingness of the Arrangers to arrange and (to the extent indicated above) participate in, the Facilities are subject to (i) the negotiation and execution of a credit agreement (as described above) and related documents that are satisfactory in form and substance to the Banks, the Company and their respective counsel, (ii) the absence of any material adverse change in the condition (financial or otherwise), business, assets, properties, prospects, operations, performance or current capital structure of the Company or any of its subsidiaries from that described to the Banks in the information previously delivered to the Banks, (iii) verification by the Banks of the information you have previously provided to the Banks, (iv) the Banks' satisfaction with their due diligence concerning the Company, its subsidiaries and such aspects of the business of the Company and its subsidiaries that the Banks choose to investigate, and (v) the absence of any material adverse change in the financial markets and in the market for senior debt financing.

         By executing this Commitment Letter, you agree to indemnify and hold harmless each of the Banks (in their individual capacity and in their respective capacities as administrative agent, letter of credit issuer and Arrangers, each of the participating lenders (including the Banks) and each of their respective officers, directors, partners, employees, affiliates, agents and controlling persons (each, an "Indemnified Party") from and against any and all losses, claims, damages and liabilities to which any such Indemnified Party may become subject arising out of or in connection with any claim, litigation, investigation or proceeding relating to the Commitment Documents, the Facilities (including the use of the proceeds thereof), or any related transaction, whether or not any Indemnified Party is a party thereto, and to reimburse each Indemnified Party upon demand for all legal and other expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Party, apply to losses, claims, damages, liabilities or related expenses to the extent arising from the willful misconduct or gross negligence of such Indemnified Party.

         By executing this Commitment Letter, you (i) agree that you will not make any claim against any Indemnified Party for any special indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated and the relationship established by the Commitment Documents, or any act, omission or event occurring in connection therewith, and (ii) waive, release and agree not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected, to exist in your favor.

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         You acknowledge that the Banks may have shared, and that the Banks may in the future share, non-public information concerning the Company and its affiliates with each other and with their other affiliates. By your execution of this Commitment Letter, you consent and agree to such sharing.

         You agree that the Commitment Documents are for your confidential use only and will not, without the prior consent of the Banks, be disclosed by you or any of your representatives to any person other than your accountants, attorneys and other advisors, and then only in connection with the transactions contemplated hereby and only on a confidential basis, except that, following your acceptance of the Commitment Documents, you may make such disclosures of the terms and conditions hereof as you are required by law to make.

         The Commitment Documents shall not be assignable by you and may not be amended or any provision thereof waived or modified except by a document in writing signed by you, and the Banks.

         You hereby knowingly, voluntarily and intentionally waive any right you may have to a trial by jury in respect of any litigation arising out of, under or in connection with the Commitment Documents or the transactions contemplated thereby.

         The Commitment Documents set forth the entire understanding of the parties hereto as to the scope of the obligations of the parties thereto and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

         The Commitment Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

         The Commitment Documents shall automatically expire if not accepted by you on or before 5:00 P.M. (New York City time) on January 20, 1998. Please indicate your acceptance of the Commitment Documents and your agreement to the terms thereof by signing the enclosed copy of this Commitment Letter, the BNY Fee Letter and the Arranger Fee Letter and returning them to BNY. By so doing, you will be deemed to have agreed as follows:

              A. You shall be bound by the terms hereof;

              B. You (i) will provide sufficient information, in form and substance acceptable to the Banks, for the preparation of an information package describing the Company, its subsidiaries and the Facilities, (ii) consent to the establishment by the Arrangers of a syndicate of, and the distribution by the Arrangers (on a confidential basis) of the aforesaid information package and other information to, interested lenders, and (iii) will (and will cause your management to) take an active role in the syndication process (including, without limitation, attending bank meetings and holding yourselves available to answer questions during the syndication process);

              C. You will pay all fees and expenses incurred by the Banks in connection with the syndication of, and the negotiation and preparation of the Commitment Documents and the loan documentation relating to, the Facilities (including, without limitation, costs and expenses in connection with the Banks' due diligence investigations and fees and expenses of the Banks' respective counsel) whether or not the

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loan documentation is finalized or the syndication is completed and whether or not any of the Facilities is extended or other financial accommodations are made, and regardless of the reasons for which such documentation is not finalized or the syndication is not completed or any of the Facilities is not extended or other financial accommodations are not made; and

              D. You will fully cooperate with the Banks in connection with the transactions contemplated hereby.

         Even if accepted in accordance with the provisions of the previous paragraph, the obligations of the Banks under this Commitment Letter shall expire and terminate automatically, without further act or condition and regardless of cause or circumstance, if loan documentation satisfactory in form and substance to the Banks, the Company and their respective counsel is not executed on or before February 27, 1998.

                                            Very truly yours,

                                            THE BANK OF NEW YORK


                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------


                                            BNY CAPITAL MARKETS, INC.


                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------


                                            LEHMAN COMMERCIAL PAPER INC.


                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------


                                            GOLDMAN SACHS CREDIT
                                              PARTNERS L.P.


                                            By:
                                               -------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

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Accepted and agreed:

SFX ENTERTAINMENT, INC.


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

Date:                  , 1998
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